CS FIRST BOSTON                                         Exhibit 20        Page 1


                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-C

                   February 1, 1999 through February 28, 1999


A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                                                         $60,008,945.49
                                                                                                              89.00%
(C) Original Class A Certificate Balance                                                             $53,407,961.49
(D) Class A Certificate Rate                                                                                   6.45%
(E) Class B Certificate Ownership Interest of the Trust                                                        5.00%
(F) Original Class B Certificate Balance                                                              $3,000,447.27
(G) Class B Certificate Rate                                                                                   6.95%
(H) Original Class C Certificate Balance                                                              $3,600,536.73
(I) Class C Certificate Rate                                                                                   0.00%
(J) Servicing Fee Rate                                                                                         3.50%
(K) Original Weighted Average Coupon (WAC)                                                                    19.99%
(L) Original Weighted Average Remaining Term (WAM)                                                            53.23 months
(M) Number of Contracts                                                                                       4,951
(N) Spread Account ("SA")
    (i)   Specified SA Balance Percent                                                                         5.00%
    (ii)  Specified SA Balance                                                                        $1,535,520.87
    (iii) Floor Amount                                                                                 1,200,178.91

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                      Total Trust
                                                                                                     --------------
(A) Total Portfolio Outstanding                                                                      $13,700,638.05
(B) Total Portfolio Pool Factor                                                                           0.2283099
(C) Class A Certificate Balance                                                                      $12,193,567.86
(D) Class A Principal Factor                                                                              0.2283099
(E) Class B Certificate Balance                                                                         $685,031.90
(F) Class B Principal Factor                                                                              0.2283099
(G) Class C Certificate Balance                                                                         $822,038.32
(H) Spread Account Balance                                                                             2,054,307.03
(I) Payahead Account Balance                                                                              62,148.98
(J) Cumulative Accrued Servicing Fee Balance                                                                   0.00
(K) Cumulative Net Losses for All Prior Periods                                                        7,972,599.89
(L) Weighted Average Coupon of Remaining Portfolio (WAC)                                                      19.69%
(M) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                              25.19 months
(N) Number of Contracts                                                                                       2,014

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts

    (i)   Principal Payments Received                                                                   $764,912.32
    (ii)  Interest Payments Received                                                                     219,860.26
    (iii) Repurchased Loan Principal                                                                           0.00
    (iv)  Repurchased Loan Interest                                                                            0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                                11,250.56
(C) Amount Applied From Payahead Account                                                                       0.00
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                      19.67%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                          24.30 months
(F) Remaining Number of Contracts                                                                             1,947
(G) Delinquent Contracts

                                                                               Contracts                   Amount
                                                                               ---------     ---------------------------------------
    (i)   30-59 Days Delinquent                                                    46        2.36%      $290,531.77            2.27%
    (ii)  60-89 Days Delinquent                                                     0        0.00%             0.00            0.00%
    (iii) 90 Days or More Delinquent                                                0        0.00%             0.00            0.00%

D. INPUTS DERIVED FROM OTHER SOURCES

(A) N/A
(B) N/A
(C) N/A
(D) Aggregate Net Losses for Collection Period                                                           $15,647.34
(E) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                             $139,718.49
    (ii)  Net Liquidation Proceeds Received During the Collection Period                                  58,863.31
    (iii) Recoveries on Previously Liquidated Contracts                                                   65,207.84
(F) Number of Vehicles that have been Repossessed but not yet Charged-off                                        25


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated August 1, 1996, and is correct, to the best of my knowledge.

                                Vice-President                       03/10/99
/s/ Thomas R. Blend
----------------------------------------------                     -------------
Signature                           Title                              Date

CS FIRST BOSTON                                        Exhibit 20         Page 2


                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-C

                   February 1, 1999 through February 28, 1999


I. COLLECTIONS

(A) Principal Payments Received (C(A)i)                                                                $764,912.32
(B) Interest Payments Received (C(A)ii)                                                                 219,860.26
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                            124,071.15
(D) Principal on Repurchased Contracts (C(A)iii)                                                              0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                                0.00
                                                                                                     -------------
(F) Total Collections (A+B+C+D+E)                                                                    $1,108,843.73
                                                                                                     -------------
(H) Total Available Amount (F+G)                                                                     $1,108,843.73

II. DISTRIBUTIONS

(A) Principal Payments Received (C(A)i)                                                                $764,912.32
(B) Principal on Repurchased Contracts (C(A)iii)                                                              0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                           139,718.49
                                                                                                     -------------
(D) Total Principal Reduction (A+B+C)                                                                  $904,630.81

(E) Class A Distributable Amount
    (i)   Class A Monthly Interest Payment (A(D)*B(C))                                                  $65,540.43
    (ii)  Monthly Principal to Class A (II(D)*A(B))                                                     805,121.42
                                                                                                     -------------
    (iii) Total Distributable Amount (i+ii)                                                            $870,661.85

(F) Class B Distributable Amount
    (i)   Class B Monthly Interest Payment (A(G)*B(E))                                                   $3,967.48
    (ii)  Monthly Principal to Class B (II(D)*A(E))                                                      45,231.54
                                                                                                     -------------
    (iii)  Total Distributable Amount (i+ii+iii)                                                        $49,199.02

(G) Class C Distributable Amount
    (i)   Class C Monthly Interest Payment (A(I)*B(G))                                                       $0.00
    (ii)  Monthly Principal to Class C (II(D)-(E)ii-(F)ii)                                               54,277.85
    (iii) Excess Collections (I(H)-(II(E)iii+(F)iii+(H)+I(v)))                                           94,744.82
                                                                                                     -------------
    (iv)  Total Distributable Amount (i+ii+iii)                                                        $149,022.67

(H) Servicing Fee Distributable Amount (A(J)*B(A)                                                       $39,960.19

(I) Required Distributions
    (i)   Servicing Fee                                                                                 $39,960.19
    (ii)  Class A Amount (II(E)iii)                                                                     870,661.85
    (iii) Class B Amount (II(F)iii)                                                                      49,199.02
    (iv)  Deposit to Spread Account (If Positive (IV(G)-(A)))                                           149,022.67
    (v)   Amount Applied to Accrued Servicing Fee                                                             0.00
    (vi)  Class C Amount (VI(A))                                                                              0.00
    (vii) Excess Collections (VI(B))                                                                          0.00
                                                                                                     -------------
    (viii)   Total Amount Distributed (i+ii+iii+iv+v+vi))                                            $1,108,843.73

(J) Amount of Draw from SA (IV(B)+IV(C))                                                                     $0.00

III. PAYAHEAD ACCOUNT INFORMATION

(A) Beginning Period Balance (B(J))                                                                     $62,148.98
(B) Amounts Applied to Payahead Account (C(B))                                                           11,250.56
(C) Amounts Withdrawn from Payahead Account (C(C))                                                            0.00
(D) Ending Period Balance                                                                               $73,399.54

IV. POOL BALANCES AND PORTFOLIO INFORMATION

                                                                      Begin. of Period               End of Period
                                                                      ----------------               -------------
(A) Balances and Principal Factors
    (i)    Total Pool Balance                                          $13,700,638.05               $12,796,007.24
    (ii)   Total Pool Factor                                                0.2283099                    0.2132350
    (iii)  Receivables Balance                                          13,700,638.05                12,796,007.24

    (v)    Class A Certificate Balance                                 $12,193,567.86               $11,388,446.44
    (vi)   Class A Principal Factor                                         0.2283099                    0.2132350
    (vii)  Class B Certificate Balance                                    $685,031.90                  $639,800.36
    (viii) Class B Principal Factor                                         0.2283099                    0.2132350
    (ix)   Class C Certificate Balance                                    $822,038.32                  $767,760.47

(B) Portfolio Information

    (i)   Weighted Average Coupon (WAC)                                         19.69%                       19.67%
    (ii)  Weighted Average Remaining Maturity (WAM)                             25.19 months                 24.30 months
    (iii) Remaining Number of Contracts                                         2,014                        1,947

CS FIRST BOSTON                                        Exhibit 20         Page 3


                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-C

                   February 1, 1999 through February 28, 1999


V. RECONCILIATION OF SPREAD ACCOUNT ("SA")

(A) Beginning SA Balance (B(H))                                                                         $2,054,307.03

(B) Draw for Class A Distributable Amount and Servicing Fee                                                      0.00
        (If Positive ((II(E)iii+(H)i)-I(H)))
(C) Draw for Class B Distributable Amount                                                                        0.00
        (If Positive ((II(E)iii+(H)i+II(F)iii)-I(H)-IV(B)))
(D) Amount Available for Deposit to the SA                                                                 149,022.67
        (If Positive (I(H)-II(E)iii-(G)i-II(F)iii))                                                     -------------
(E) SA Balance Prior to Release (IV(A-B-C+D))                                                           $2,203,329.70

(F) Spread Account Required Amount (Was Trigger or Floor Hit?)                                          $3,000,447.27

(G) Ending Spread Account Balance (Min(E,F))                                                            $2,203,329.70

(H) Release from SSA, amount applied to Accrued Servicing Fees                                                   0.00

VI. BREAKDOWN OF RELEASE TO CLASS C CERTIFICATEHOLDER

(A) Class C Amount                                                                                              $0.00
(B) Release from SSA                                                                                             0.00
                                                                                                        -------------
(C)  Total Distribution to Class C Certificateholder                                                            $0.00

VII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                            $15,647.34
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                       $139,718.49
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                           58,863.31
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                           65,207.84
(C) Cumulative Net Losses for all Periods (VII(A)+B(K))                                                  7,988,247.23

(D) Delinquent and Repossessed Contracts

                                                                                   Contracts                Amount
                                                                                   ---------     -----------------------------------
    (i)   30-59 Days Delinquent (C(G)i)                                               46         2.36%    $290,531.77          2.27%
    (ii)  60-89 Days Delinquent (C(G)ii)                                               0         0.00%           0.00          0.00%
    (iii) 90 Days or More Delinquent (C(G)iii)                                         0         0.00%           0.00          0.00%

    (iv) Vehicles that have been Repossessed but not yet Charged-off (D(E))           25         1.28%     165,250.84          1.29%

VIII. TESTS FOR INCREASE IN SPREAD ACCOUNT BALANCE

(A) Ratio of Net Losses to the Pool Balance as of each Collection Period.
    (i)   Second Preceding Collection Period                                                                     5.12%
    (ii)  Preceding Collection Period                                                                            7.74%
    (iii) Current Collection Period                                                                              1.37%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                    4.74%

(B) Ratio of the Balance of Contracts Delinquent 60 Days or More and the
        Balance of Contracts Repossessed and not yet Charged-off to the
        Outstanding Pool Balance as of each Collection Period.
    (i)   Second Preceding Collection Period                                                                     2.06%
    (ii)  Preceding Collection Period                                                                            1.41%
    (iii) Current Collection Period                                                                              1.29%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                    1.59%

(C) Loss and Delinquency Trigger Indicator                                                        Trigger Was Not Hit

(D) Unpaid Servicing Fee                                                                                        $0.00

(E) Ending Cumulative Accrued Servicing Fee Balance                                                             $0.00

                                                       Exhibit 20         Page 4



                            AFG 1996-C Grantor Trust
                         6.45% Asset Backed Certificates
                     Statement to Class A Certificateholders
             (Pursuant to Section 14.10 of the Pooling and Servicing
                      Agreement dated as of August 1, 1996)


 Distribution Date:          March 15, 1999

 Collection Period:          February 1, 1999 through February 28, 1999

 Period (Month)                     31

 Distribution Allocable to Principal (per $1,000 of beginning principal balance)                                $         66.03

 Distribution Allocable to Interest (per $1,000 of beginning principal balance)                                 $          5.38

 Pool Balance as of the close of business on the last day of the preceding
   collection period                                                                                            $ 12,796,007.24

 Total Available Amount                                                                                         $  1,108,843.73

 Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)                                $          3.28

 Class A Certificateholder's Class A Percentage of the Servicing Fee paid
   (per $1,000 of beginning principal balance)                                                                  $          2.92

 Unpaid Servicing Fee                                                                                           $          0.00

 Ending Cumulative Accrued Servicing Fee Balance                                                                $          0.00

 Class A Certificateholder's Class A Percentage of the Unpaid Servicing Fee
   (per $1,000 of beginning principal balance)                                                                  $          0.00

 Class A Principal Carryover Shortfall                                                                          $          0.00

 Change in Class A Principal Carryover Shortfall from the preceding Distribution Date                           $          0.00

 Class A Interest Carryover Shortfall                                                                           $          0.00

 Change in Class A Interest Carryover Shortfall from the preceding Distribution Date                            $          0.00

 Class A Certificate Factor as of the Distribution Date                                                               0.2132350

 Class A Certificate Balance as of the Distribution Date                                                        $ 11,388,446.44

 Class B Certificate Factor as of the Distribution Date                                                               0.2132350

 Class B Certificate Balance as of the Distribution Date                                                        $    639,800.36

 Class C Certificate Balance as of the Distribution Date                                                        $    767,760.47

 The amount otherwise distributable to the Class B Certificateholders or the Class C
   Certificateholders that is distributed to Class A Certificateholders or the Class B
   Certificateholders on the Distribution Date                                                                  $          0.00

 Balance of the Spread Account on the Distribution Date                                                         $  2,203,329.70

 Change in the balance of the Spread Account from the preceding Distribution  Date                              $    149,022.67

 Balance of the Payahead Account                                                                                $     73,399.54

 Change in the balance of the Payahead Account from the preceding Distribution  Date                            $     11,250.56

 The Number of contracts past due 30-59, 60-89, and over 90 days and contracts in repossession                               71

 The Aggregate Principal Outstanding of contracts past due 30-59, 60-89 and over 90 days or
   in repossession                                                                                              $    455,782.61

                                                       Exhibit 20         Page 5



                            AFG 1996-C Grantor Trust
                         6.95% Asset Backed Certificates
                     Statement to Class B Certificateholders
             (Pursuant to Section 14.10 of the Pooling and Servicing
                      Agreement dated as of August 1, 1996)


Distribution Date:          March 15, 1999

Collection Period:          February 1, 1999 through February 28, 1999



Distribution Allocable to Principal (per $1,000 of beginning principal balance)                                 $         66.03

Distribution Allocable to Interest (per $1,000 of beginning principal balance)                                  $          5.79

Pool Balance as of the close of business on the last day of the preceding
  collection period                                                                                             $ 12,796,007.24

Total Available Amount                                                                                          $  1,108,843.73

Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)                                 $         58.33

Class B Certificateholder's Class B Percentage of the Servicing Fee paid
  (per $1,000 of beginning principal balance)                                                                   $          2.92

Unpaid Servicing Fee                                                                                            $          0.00

Ending Cumulative Accrued Servicing Fee Balance                                                                 $          0.00

Class B Certificateholder's Class B Percentage of the Unpaid Servicing Fee
  (per $1,000 of beginning principal balance)                                                                   $          0.00

Class B Principal Carryover Shortfall                                                                           $          0.00

Change in Class B Principal Carryover Shortfall from the preceding Distribution Date                            $          0.00

Class B Interest Carryover Shortfall                                                                            $          0.00

Change in Class B Interest Carryover Shortfall from the preceding Distribution Date                             $          0.00

Class A Certificate Factor as of the Distribution Date                                                                0.2132350

Class A Certificate Balance as of the Distribution Date                                                         $ 11,388,446.44

Class B Certificate Factor as of the Distribution Date                                                                0.2132350

Class B Certificate Balance as of the Distribution Date                                                         $    639,800.36

Class C Certificate Balance as of the Distribution Date                                                         $    767,760.47

The amount otherwise distributable to the Class B Certificateholders or the Class C Certificateholders that is distributed to Class A
  Certificateholders or the Class B

Certificateholders on the Distribution Date                                                                     $          0.00

Balance of the Spread Account on the Distribution Date                                                          $  2,203,329.70

Change in the balance of the Spread Account from the preceding Distribution Date                                $    149,022.67

Balance of the Payahead Account                                                                                 $     73,399.54

Change in the balance of the Payahead Account from the preceding Distribution Date                              $     11,250.56

The Number of contracts past due 30-59, 60-89, and over 90 days and contracts in repossession                                71

The Aggregate Principal Outstanding of contracts past due 30-59, 60-89 and over 90 days or
  in repossession                                                                                               $    455,782.61